EXHIBIT 10

                          PROFIT SHARING PLAN
                      SUMMARY OF PLAN PROVISIONS


               ACCOUNTING, EFFECTIVE DATE AND OTHER DATA

EMPLOYER'S NAME        First National Bank of Berwick

ADDRESS                111 West Front Street, Berwick, PA  18603

BUSINESS
ORGANIZATION           Corporation

EFFECTIVE DATE         November 1, 1985

RESTATED DATE          January 1, 1987

EMPLOYER
TAX YEAR END           December 31

PLAN YEAR END          December 31

EMPLOYER
IDENTIFICATION
NUMBER                 24-0525403

PLAN NUMBER            002

DESCRIPTION OF
TRADE OR BUSINESS      Banking

LIMITATION
YEAR END               December 31


                              ELIGIBILITY

SERVICE
REQUIREMENT            1 year(s) of service.

MINIMUM AGE
REQUIREMENT            The minimum age requirement is 21.

ELIGIBILITY FOR
EMPLOYER
CONTRIBUTIONS          A participant shall be eligible to receive an
                       allocation of the employer contributions for a plan year if the following conditions are met:

                       The participant must be employed on the last day of the plan year.

                       The participant must complete 1,000 hours of service during the plan year unless the plan is top-heavy for such plan year.

                       These requirements shall not apply if the participant terminates employment due to death, disability or retirement.

                       These requirements shall not apply to employer contributions made pursuant to a salary reduction agreement.

ENTRY DATES            January 1, April 1, July 1, and October 1.

PLAN ENTRY             An employee shall enter the plan on the plan
                       entry date following the date on which the employee meets the eligibility requirements of the plan.


                      DEFINITION OF COMPENSATION

                       Compensation shall mean W-2 earnings.

                       Compensation shall mean the amount which is actually paid to the participant during the plan year.

                       Compensation shall include employer
                       contributions made pursuant to a salary
                       reduction agreement which is not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h) or 403(b)
                       of the Code.

                       This definition of compensation shall be effective as of January 1, 1987.

                       Compensation shall be taken into account for the entire period in which the employee becomes a participant.


                          ELECTIVE DEFERRALS

ELECTIVE
DEFERRALS              A participant may elect to have his or her
                       compensation reduced up to 6 percent per year.

ELECTIONS              Each year a participant may elect to commence
                       deferrals as of 1/1, 4/1, 7/1 and 10/1.

                       A participant may elect to terminate or modify the amount of deferrals as of 1/1, 4/1, 7/1 and 10/1 of each year.

MATCHING
CONTRIBUTIONS          The employer will make matching contributions
                       to the plan on behalf of all participants.

                       Matching contributions will be made on behalf of each participant in the amount of 100 percent of the elective deferral made for each plan year.

                       The maximum elective deferral the employer shall match will not exceed 3% of the participant's compensation.

                       Forfeitures of excess aggregate contributions and forfeitures of any Nonqualified Matching Contributions shall be used to reduce employer contributions.

                       Qualified matching contributions shall mean matching contributions which are subject to the distribution and nonforfeitability requirements of Section 401(k) of the Code when made.

QUALIFIED
NONELECTIVE
CONTRIBUTIONS          The employer will make qualified nonelective
                       contributions to the plan.

                       The amount of such contributions for each plan year shall be an amount determined by the employer.

                       The allocation of qualified nonelective
                       contributions shall be made to the account of all participants.

VOLUNTARY
NONDEDUCTIBLE
CONTRIBUTIONS          A participant will not be allowed to make
                       nondeductible voluntary employee contributions.

HARDSHIP
WITHDRAWALS            Hardship withdrawals of elective deferrals
                       shall be permitted.

EXCESS ELECTIVE
DEFERRALS              A participant who claims excess elective
                       deferrals for the preceding taxable year must submit his/her claim in writing to the plan administrator by March 1.


                                VESTING

NONTOP-HEAVY
SCHEDULE Participant will be 100% vested upon entry into the plan.

TOP-HEAVY
VESTING SCHEDULE       The 100% immediate schedule will apply as of
                       the first day of the plan year for which the plan is top-heavy.


                         NORMAL RETIREMENT AGE

                       The normal retirement age is 65.


                    SERVICE WITH PREVIOUS EMPLOYER

                       Service with a previous employer will not be taken into account except to the extent service is required to be given pursuant to Code Section 414(a) and the regulations thereunder.


         ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

BASIC
NONINTEGRATED
FORMULA                Contributions will be allocated under a
                       nonintegrated formula.

                       ADMINISTRATIVE ELECTIONS

PAYOUTS OF
SMALL ACCOUNT
BALANCES The employer will automatically make a total distribution of the participant's vested interest if it is $3,500 or less upon retirement, termination of employment or disability.

DISTRIBUTIONS AT
TERMINATION OF
EMPLOYMENT             A participant may take a total distribution
                       of his/her vested account balance if he/she terminates employment for reasons other than death, disability or retirement.

HARDSHIP
WITHDRAWALS            Hardship withdrawals shall be allowed under
                       this plan.

PARTICIPANT
LOANS                  Plan loans to a participant shall be allowed.
                       A minimum loan amount of $1,000 shall apply.

PARTICIPANT-
DIRECTED
INVESTMENTS            Participant-directed investments shall not be
                       allowed under this plan.

ROLLOVERS              Rollovers of funds by a participant from other
                       plans to this plan shall be allowed.

TRANSFERS              Transfers of funds by a participant from other
                       plans to this plan shall be allowed.

CUSTODIAN
TRUSTEE                First National Bank of Berwick
                       111 West Front Street
                       Berwick, PA  18603

                 SUMMARY OF PLAN PROVISION ATTACHMENT


EMPLOYER NAME          First National Bank of Berwick

PLAN NAME              First National Bank of Berwick 401(k) Profit
                       Sharing Plan

EMPLOYER'S PHONE
NUMBER                 (717) 752-3671

TYPE OF PLAN
ADMINISTRATION         Employer Provided

AGENT FOR SERVICE
OF LEGAL PROCESS       Robert A. Bull Esquire
                       106 Market Street
                       Berwick, PA  18603


Legal process may also be served upon a plan trustee or the plan administrator.

                   PROPOSED MINUTES OF ACTION OF THE

                         BOARD OF DIRECTORS OF

                  THE FIRST NATIONAL BANK OF BERWICK


     THE UNDERSIGNED, being the Secretary of THE FIRST NATIONAL BANK OF BERWICK, a national banking association located in Berwick, Pennsylvania (the "Company"), does hereby record the following minutes and resolutions by the Board of Directors (the "Board") on this 7th day of January, 1997 in accordance with its charter.


                     SALARY CONTINUATION AGREEMENT

RECITALS:

    1. The Board deems it to be in the best interest of the Company to retain the services of J. Gerald Bazewicz, David Saracino and Leslie Bodle (the "Executives"), key employees of the Company. To encourage the Executives to continue their employment with the Company, the Board believes it to be in the best interests of the Company to enter into certain salary continuation agreements with the Executives (hereinafter to be referred to as the "Agreements").

    2. The Agreements will not be subject to the qualification requirements of Section 401(a) of the Internal Revenue Code, therefore, the Agreements may discriminate to only provide benefits for the Executives in their role as a select group of top management and highly compensated employees of the Company. The Agreements shall be subject to the disclosure and claims procedures of Title I of the Employee Income Security Act of 1974.

    3. The Board has reviewed the Agreements and the insurance to be purchased for financing of the Agreements to assess the effect of the promised benefits on the Company's finances. The Agreement provides the Executive with retirement income as follows:

                            Normal        Monthly     Duration of
                          Retirement     Retirement     Retirement
   Name                       Age         Benefit       Benefit
J. Gerald Bazewicz            60         $3,750.00     20 years
David Saracino                60         $2,333.33     20 years
Leslie Bodle                  60         $1,750.00     20 years


    4. The Agreements are being established to reward the Executives for past and future services to the Company. The projected benefit amounts are calculated to give the Executives supplemental retirement income provided that the Executives meet the requirements of the Agreements. The Board believes the income benefit amounts are reasonable and consistent with the compensation standards of Section 39 of the Federal Deposit Insurance Company Improvement Act of 1991 and the related implementing regulations. This determination was made by estimating future salary increases and targeting a supplemental benefit to bring each Executive's total retirement income to 75% of final salary.

    5. The Board has determined that it is in the best interests of the Company to finance the supplemental retirement benefits by purchasing life insurance. The Board selected Bank Compensation Strategies Group ("BCS"), a benefits consulting firm endorsed by the American Banking Association and many other state bank associations to calculate cost projections and choose life insurance appropriate to finance the obligations.

    6. The Board deems it to be in the best interests of the Company to purchase term life insurance from among the following insurers:

         Insurer

         West Coast Life Insurance Co.
         The Mutual Group Life Insurance Company
         Alexander Hamilton Life Insurance Co.
         Transamerica Assurance Company
         Chubb LifeAmerica

    7. After consulting with BCS, the Board deems it to be in the best interests of the Company to purchase term life insurance policies from the following life insurance companies:

                                                        First Year   Face
        Insured                 Insurer                 Premium       Amount
J. Gerald Bazewicz  West Coast Life Insurance Co.    $1,327.50   $500,000
David Saracino      West Coast Life Insurance Co.    $1,078.20   $300,000
Leslie Bodle        Chubb LifeAmerica                $3,068.00   $200,000



         The life insurance policies will be owned by and payable to the Company. The purpose of the insurance is to cover the contingent liability associated with the possible death of the Executives prior to retirement.

    8. The insurers of the policies which were selected by the Board, with the recommendation of BCS, have credit ratings of:


                                         A.M. Best       Standard & Poor's
Insurer                                   Rating             Rating
West Coast Life Insurance Co.           A+                 AA+<F1>
Chubb LifeAmerica                       A+                 AA-

<F1>
The Standard & Poor's rating for West Coast Life Insurance Co. is the rating of its parent company, Nationwide Life Insurance Co. which is based in Columbus, Ohio, and has total assets of $57 billion.

    9. Generally Accepted Accounting Principles ("GAAP") shall be used in carrying the obligations and the assets on the books of the Company.

    10. The Board has reviewed the requirements of OCC Bulletin 96-51, Bank Purchases of Life Insurance with the projections and analysis prepared by BCS. BCS and the Company's CPA have been consulted. Thus the Board deems it in the best interests of the Company to execute the Agreements and purchase term life insurance.

     NOW, THEREFORE, BE IT RESOLVED, that the Chief Executive Officer or Secretary or any other appropriate officer of the Company is authorized and directed to execute The First National Bank of Berwick Salary Continuation Agreement, by and between the Company and J. Gerald Bazewicz, The First National Bank of Berwick Salary Continuation Agreement, by and between the Company and David Saracino, and The First National Bank of Berwick Salary Continuation Agreement, by and between the Company and Leslie Bodle.

     FURTHER RESOLVED, that the Chief Executive Officer or the
Secretary, or any other appropriate officer of the Company, is hereby authorized and directed to execute any and all documents necessary to implement the Agreements.

     FURTHER RESOLVED, that the Chief Executive Officer or the Secretary, or any other appropriate officer of the Company, is hereby authorized and directed to purchase term life insurance contemplated by this Agreement, and which is discussed in these minutes, or any such other life insurance that has been subject to the same due diligence as discussed above.



                                   /s/ John L. Coates
                                   Secretary

                        THE FIRST NATIONAL BANK

                              OF BERWICK

                MANAGEMENT INCENTIVE COMPENSATION PLAN



                               CONTENTS


       I.  PURPOSE                                          1
      II.  GENERAL DESCRIPTION                              2
     III.  PLAN ADMINISTRATION                              3
      IV.  PLAN PARTICIPANTS                                5
       V.  OPERATING RULES                                  6
      VI.  SUMMARY OF SUPPLEMENTARY PLAN DOCUMENTS          9

                              I.  PURPOSE
     The purpose of the Management Incentive Compensation Plan is to provide incentives and awards to top management employees who, through high levels of performance, contribute to the success and profitability of The First National Bank of Berwick. The Plan is designed to support organizational objectives and financial goals, as defined by the Bank's Strategic and Financial Plans, by making available additional, variable, and contingent incentive compensation.

                       II.  GENERAL DESCRIPTION
     The Management Incentive Compensation Plan is based upon the achievement of a required budget net income figure before any incentive award "pool" is formed. The Plan specifies annual goals that are consistent with those contained in the Strategic Business Plan and the annual Profit Plan.
     The calculation of share of profits to be distributed to the Plan participants, and the incentive formulas, are constructed to provide awards that are consistent with achieved profitability levels. The incentive formulas insure a level of incentive award that will enable The First National Bank to attract, retain, and motivate high-quality management personnel and support continued growth and profitability.
     The Management Incentive Compensation Plan is established to augment regular salary and benefits programs already in existence.
The Plan is not meant to be a substitute for salary increases, but as a supplement to salary, and, as stated earlier, as an incentive for performance that contributes to outstanding levels of achievement.

                       III.  PLAN ADMINISTRATION
     Throughout this Plan document, reference to the actions and authority of the Human Resource Committee of the Board of Directors also presumes that the Committee will recommend, and the Board of Directors will approve or disapprove, final disposition of all matters pertaining to the administration of the Plan. The Committee, with Board approval, has the responsibility to interpret, administer, amend, or recommend suspension or termination of the Plan as necessary. The recommendations of the Committee, as approved by the Board, affecting the construction, interpretation, and administration of the Plan shall be final and binding on all parties, including the Bank and its employees.
     Matters before the Committee shall be decided upon a majority vote of the Committee and recommended to the Board for final action. Plan participants who are members of the Committee shall not be entitled to vote on matters relating to the eligibility for and/or determination of their own incentive compensation awards.
     During the first quarter of each Plan Year, the Committee may review and revise the operating rules. Performance measures and awards based upon those measures, may be changed in order to emphasize specific goals and objectives of the Plan. However, it is expected that the Plan will require modification only when significant changes in organization, goals, personnel, or performance occur. The Chief Executive Officer shall inform the Committee of any proposed changes to the operating rules.
     Computation of incentive awards will be made by the Chief Executive Officer in consultation with the Chairman of the Board. Maintenance of participant payments and other related records shall be the responsibility of the Bank's Human Resource Manager. Such computations and records may be audited annually by the independent auditors of the Bank prior to submission to the Committee and the Board for review and approval.
     Finally, the Committee, in the exercise of its discretion with respect to the determination of the amount of the incentive plan pool for any given Plan Year, may take into account the presence or absence of nonrecurring or extraordinary items of income, gain, expense, or loss, and any and all factors that, in its sole discretion, may deem relevant.
     Extraordinary occurrences may be excluded when calculating performance results to insure that the best interests of the Bank are protected and are not brought into conflict with the best interest of plan participants.

                        IV.  PLAN PARTICIPANTS
     Participation in the Management Incentive Plan at The First National Bank of Berwick is limited to the executive management team. This management team includes the following functional job titles:
  A.  Chief Executive Officer
  B.  Finance/Control Division Manager
  C.  Sales/Marketing Division Manager
  D.  Trust Services Division Manager
     Plan participation by these four (4) individuals recognizes the importance of this group to the Bank and the potential these officers have to influence the achievement of financial and strategic objectives.
     The only additional eligibility requirement is that the manager named to one of the four (4) positions noted above must have served in the position the full twelve (12) months of the plan year in order to be eligible.

                          V.  OPERATING RULES
I.    The Plan shall be effective as of April 1, 1988.
      A. The Board of Directors of The First National Bank of Berwick may amend, suspend, or terminate the Plan at any time.
      B. The Plan shall be administered by the Human Resource Committee with assistance from Executive Management.
      C. The Human Resource Committee shall adopt such rules and regulations and shall make determinations and interpretations of the Plan thereunder as it shall deem appropriate. All such rules, regulations, and determinations, as approved by the Board of Directors, shall be conclusive and binding upon all parties.
      D. Eligibility for participation in the Plan is based upon the eligibility requirements as stated herein.
      E. Supplementary Plan Documents relating to participants, the targeted incentive plan pool, and other pertinent matters will be prepared by the Committee, and approved by the Board of Directors, during the first quarter of each Plan Year.
      F. The incentive plan pool may be funded, within the discretion of the Board of Directors, with the following to be used as a general guideline:
                Fund as a                      % of Budget
               % of Budget                     Beyond Goal

            Greater than 90% of budget             5%
               up to 95% of budget

            Greater than 95% of budget             10%
               up to 100% of budget

            In excess of budget                    15%

      G. Allocation of the plan pool will be made in accordance with the guidelines shown in Section VI of this Plan document. As noted in these guidelines, individual performance standards must be met before an eligible participant will receive all or part of his/her eligible portion of the pool.
      H. Within thirty (30) days following the end of the Plan Year, or as soon as financial and operating results are known, eligible participants will receive their appropriate incentive plan payment. Unless otherwise determined and approved by the Board of Directors, this payment will be made in cash.
      I. Basic Incentive Plan guidelines for any Plan Year shall be reviewed with the participants at the beginning of each Plan Year.
      J. Partial payments under the Plan shall be administered as follows:

          1. Retirement: In the event of termination of employment through retirement, the employee may, at the discretion of the Committee, be considered to have earned one-twelfth (1/12) of the annual incentive compensation award of a particular year for each month of employment in the Plan Year of his/her retirement.
          2. Death: If a participant dies, the amount of the award may be prorated for each month of employment during the Plan Year at the discretion of the Committee, and paid to the estate or designated beneficiary.
          3.   Termination for Reasons Other Than Death or Retirement:
               In the event of termination of employment for reasons other than death or retirement, the participant, at the discretion of the Committee, will forfeit all unpaid incentive awards.
      K. No right or interest of any participant in the plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including levy, garnishment, attachment, pledge, or bankruptcy, except to a beneficiary upon the death of a participant as herein provided.
      L. An award under the Plan shall not confer any right on the participant to continue in the employ of the bank, or limit in any way the right of the bank to terminate the participant's employment at any time. The receipt of an award for any one year shall not guarantee an employee the right to receive an award for any subsequent year.
      M. The Bank shall have the right to deduct from all payments under this Plan any federal or state taxes required by law to be withheld with respect to such payments.
      N. The Committee, with concurrence of the Board of Directors, may terminate, amend, or modify this Plan at any time.

             VI.  SUMMARY OF SUPPLEMENTARY PLAN DOCUMENTS
      A.  Allocation of Incentive Plan Pool
                                                      Maximum %
                  Job Title                            of Pool
          1.  Chief Executive Officer                    40%
          2.  Finance/Control Division Manager           30%
          3.   Trust Services Division Manager           15%
          4.   Sales/Marketing Division Manager          15%